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                                TRUST AGREEMENT                    Exhibit 10.20
                                ---------------


 This Trust Agreement ("Trust Agreement") made this 3rd day of November, 1988 by and between AMERITRUST CORPORATION, a Delaware corporation ("Ameritrust") and WACHOVIA BANK AND TRUST COMPANY, N.A, a national banking association (the "Trustee");


                                  WITNESSETH:
                                  -----------

 WHEREAS, in addition to benefits payable under the Ameritrust Retirement
Income Plan and the Ameritrust Indiana Retirement Income Plan, as the same have been or may hereafter be supplemented, amended or restated or any successor thereto (the "Retirement Plans"), and under the Ameritrust Corporation Employees' Savings and Investment Plan, and the Ameritrust Indiana Corporation Employees' Profit Sharing and Savings Plan, as the same has been or may hereafter be supplemented, amended or restated or any successor thereto (the "Savings Plans"), to certain employees and former employees listed on Exhibit A-1 hereto or to the beneficiaries of such employees, as the case may be, the employees and their beneficiaries are entitled to certain other benefits under
(1) the Ameritrust Corporation Deferred Compensation Plan, which plan became effective on August 1, 1988, as the same has been or may hereafter be supplemented, amended or restated or any successor thereto (the "Deferred Compensation Plan"), (2) the Ameritrust Corporation
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Excess Benefits Plan, which plan became effective on June 17, 1988, as the same has been or may hereafter be supplemented, amended or restated or any successor thereto (the "Excess Plan"), (3) any unpaid second installment of an Award payment under the Ameritrust Corporation Long-Term Cash Incentive Plan, which plan became effective on September 1, 1988, as the same may hereafter be supplemented, amended or restated or any successor thereto (the "Long Term Plan"), and (4) the post-retirement benefits payable under the Executive Life Insurance Program (the "Life Program") which Deferred Compensation Plan, Excess Plan, Long Term Plan and Life Program are sometimes referred to herein as the "Plans;"

 WHEREAS, each of certain employees listed on Exhibit A-2 hereto has entered into an employment agreement with Ameritrust or one of its Participating Subsidiaries (as hereinafter defined) (the agreements are referred to herein singularly as an "Agreement" or collectively as the "Agreements");

 WHEREAS, the Plans and the Agreements provide for certain employment, severance, retirement income, deferred income, death, disability and survivor and/or other benefits, and Ameritrust and its Participating Subsidiaries wish specifically to assure the payment to the individuals listed on Exhibits A-1 and A-2 (the "Executives") and their beneficiaries (the Executives and their respective beneficiaries are referred to collectively as the "Trust Beneficiaries") of amounts due thereunder (the amounts so payable being collectively referred to herein as the "Benefits");



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 WHEREAS, subject to Section 9 hereof, the amounts and timing of Benefits to which each Trust Beneficiary is presently or may become entitled are as provided in and determined under the Agreements and the Plans, and, where appropriate, the retirement Plans or the Savings Plans;

 WHEREAS, Ameritrust wishes to establish a trust (the "Trust") under which Ameritrust and each of its subsidiaries that executes a Participating Subsidiary Deposit Agreement ("Deposit Agreement") as provided in Section 13 hereof (a "Participating Subsidiary"; and "Participating Employer" shall mean Ameritrust or any Participating Subsidiary) may transfer to the Trust assets which shall be held therein subject to the claims of the creditors of each Participating Employer to the extent set forth in Section 3 hereof until paid in full to all Trust Beneficiaries as Benefits in such manner and at such times as specified herein unless the Participating Employer with respect to a Trust Beneficiary is Insolvent (as defined herein) at the time that such Benefits become payable;

 WHEREAS, each Participating Subsidiary that executes a Deposit Agreement has irrevocably appointed Ameritrust its agent and attorney for purposes of acting on its behalf with respect to this Trust; and

 WHEREAS, a Participating Employer shall be considered "Insolvent" for purposes of this Trust Agreement at such time as such Participating Employer (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or



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(ii) is unable to pay its debts as they mature or (iii) if a Participating
Employer is a bank, whenever a receiver is appointed by the appropriate regulatory authority.

 NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

 1. TRUST FUND: (a) Subject to the claims of creditors of Participating Employers to the extent set forth in Section 3 hereof, Ameritrust hereby deposits with the Trustee in trust $100.00, which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as herein provided.

  (b) The Trust hereby established shall be revocable by Ameritrust at any time prior to the date on which occurs a "Change of Control," as that term is defined in this Section l(b); on or after such date, this Trust shall be irrevocable. In the event that a Change of Control has occurred, Ameritrust shall, and an Executive may, so notify the Trustee promptly. The Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a Change of Control which the Trustee may receive. The Trustee shall have no obligation to make an independent determination as to the occurrence of a Change of Control.

  (i) As used herein, the term "Change of Control" shall mean:

      (A) the acquisition or ownership of 20% or more of the voting stock of Ameritrust by any person (as the term



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"person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act
of 1934, as amended (the "Exchange Act")), other than Ameritrust or its subsidiaries of a tender offer or offer to purchase, market or privately negotiated purchases or any other event or circumstance, as disclosed or required to be disclosed in a report or an amendment to a report on Schedule 13D, Schedule 14D-1 or Form 8-X (or any successor schedule, form or report under the Exchange Act);

   (B) the merger or consolidation of Ameritrust with another corporation, the sale of all or substantially all of Ameritrust's assets to another entity, or any other fundamental change with respect to Ameritrust (which agreement, sale or change is subject in any event to shareholder approval) to the extent that, as a result of such merger or consolidation, sale, or change, either (A) less than 80% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the persons who were the shareholders of Ameritrust immediately prior to such merger or consolidation, sale, or change, or (B) Ameritrust will cease to be required, and any such surviving or resulting corporation will not be required, to file information, documents and reports under Section 13(e) of the Exchange Act; or

   (C) individuals who, as of the date hereof, constitute the Board of Directors of Ameritrust (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board,



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provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Ameritrust's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Ameritrust, as such terms are used in Rule 14a-11 of Regulation 15A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

  (c) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of each Participating Employer exclusively for the uses and purposes herein set forth. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits as provided herein. Each Trust Beneficiary shall have the status of a general unsecured creditor with respect to the assets of the Trust. The obligation of the Trustee to pay Benefits pursuant to the Trust Agreement constitutes merely an unfunded and unsecured promise to pay such Benefits.

  (d) Ameritrust and any Participating Subsidiary may at any time or from time to time make additional deposits of cash or other property in the Trust to augment the principal to be held, administered and disposed of by the Trustee as herein



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provided, but no payment of all or any portion of the principal of the Trust or earnings thereon shall be made to any Participating Employer or any other person or entity on behalf of any Participating Employer except as herein expressly provided.

  (e) Not later than the date on which the Trust has become irrevocable, Ameritrust shall (i) specify the amounts and timing of the Benefits to which each Trust Beneficiary may become entitled, as provided in and subject to
Section 9 hereof, in an exhibit ("Exhibit B"), and (ii) provide any corresponding revisions to Exhibits A-1 and A-2 that may be required.

  (f) The Trust is intended, with respect to each Participating Employer, to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly. The Trust is not designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

 2. PAYMENTS TO TRUST BENEFICIARIES: (a) Provided that a Trust Beneficiary's Participating Employer is not Insolvent and commencing with the earlier to occur of (i) appropriate notice by Ameritrust to the Trustee, or (ii) the date on which the Trust becomes irrevocable, the Trustee shall make payments of Benefits to the Trust Beneficiaries from the assets of the Trust in accordance with the terms of the Agreements and Plans and subject to Section 9 hereof. The Trustee shall be permitted to



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withhold from any payment due to a Trust Beneficiary hereunder the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amount so withheld. The Trustee may rely on instructions from Ameritrust as to any required withholding and shall be fully protected under
Section 8(f) hereof in relying on such instructions.

  (b) If the balance of an Executive's separate account maintained pursuant to
Section 7(b) hereof is not sufficient to provide for full payment of Benefits to which such Executive's Trust Beneficiaries are entitled as provided herein, the Executive's Participating Employer shall make the balance of each such payment as provided in the applicable provision of the Agreement or the Plans. No payment from the Trust assets to a Trust Beneficiary shall exceed the balance of such separate account.

 3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN A PARTICIPATING EMPLOYER IS INSOLVENT: (a) At all times during the continuance of this Trust, the principal and income of the Trust with respect to accounts maintained hereunder on behalf of a Participating Employer shall be subject to claims of creditors of such Participating Employer as set forth in this Section 3(a). The Board of Directors ("Board") of Ameritrust and of each Participating Subsidiary and the Chief Executive Officer of Ameritrust and of each Participating Subsidiary ("CEO") shall have the duty to inform the Trustee if either the Board or the CEO believes that his or



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their respective Participating Employer is Insolvent. If the Trustee receives a notice from the Board, the CEO, or a creditor of a Participating Employer alleging that such Participating Employer is Insolvent, the Trustee will independently determine within 30 days after receipt of such notice whether the Participating Employer is Insolvent. Pending such determination or if the Trustee has actual knowledge that a Participating Employer is Insolvent, the Trustee shall (i) discontinue payments to any Trust Beneficiary from accounts maintained hereunder on behalf of such Participating Employer (the "Identified Participating Employer"), (ii) determine and allocate all Account Excesses in accordance with Sections 4 and 7(b) hereof for the accounts of Executives then employed by the Identified Participating Employer, or for whom such Identified Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, treating such accounts solely for this purpose as if they comprised all of the accounts of the Trust, and provided that for this purpose the Threshold Percentage shall be equal to 100%, and (iii) hold the Trust assets attributable to accounts maintained hereunder on behalf of Executives then employed by the Identified Participating Employer, or for whom such Identified Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, for the benefit of the general creditors of such Identified Participating Employer. The Trustee shall deliver any undistributed principal and income in the Trust to


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the extent of the balances of the accounts maintained hereunder on behalf of the Identified Participating Employer to the extent necessary to satisfy the claims of the creditors of such Identified Participating Employer as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the separate accounts of the Trust Beneficiaries maintained hereunder on behalf of the Identified Participating Employer in proportion to the balances on the date of such court order of their respective accounts maintained hereunder on behalf of such Identified Participating Employer and maintained pursuant to Section 7(b) hereof. If payments to any Trust Beneficiary have been discontinued pursuant to this Section 3(a), the Trustee shall resume payments to such Trust Beneficiary in accordance with this Trust Agreement if the Trustee has determined that the Executive's Participating Employer is not Insolvent, or is no longer Insolvent (if the Trustee initially determined such Participating Employer to be Insolvent), or pursuant to the order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether a Participating Employer is Insolvent and may rely on information concerning the Insolvency of a Participating Employer which has been furnished to the Trustee by any creditor of a Participating Employer or by any person (other than an employee or director of Ameritrust or a Subsidiary) acting with apparent or actual authority with respect to Ameritrust or a Subsidiary. Nothing in this Trust Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue his


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rights as a general creditor of the Executive's Participating Employer or any other Participating Employer with respect to Benefits or otherwise, and the rights of each Trust Beneficiary under the respective Agreement or Plans shall in no way be affected or diminished by any provision of this Trust Agreement or action taken pursuant to this Trust Agreement except that any payment actually received by any Trust Beneficiary from the Trust shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to the respective Agreement or Plans.

  (b) If the Trustee discontinues payments of Benefits from the Trust pursuant to Section 3(a) hereof, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Trust Beneficiaries in accordance with this Trust Agreement during the period of such discontinuance, less the aggregate amount of payments made to any Trust Beneficiary by the Participating Employer pursuant to the Agreement or the Plans during any such period of discontinuance, together with interest on the net amount delayed determined at a rate equal to the rate actually earned during such period with respect to the assets of the Trust corresponding to such net amount delayed; provided, however, that no such payment shall exceed the balance of the respective Trust Beneficiary's account as provided in Section 7(b) hereof.

 4. PAYMENTS TO PARTICIPATING EMPLOYERS: Except to the extent expressly contemplated by Section 1(b) and this Section 4,



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no Participating Employer shall have any right or power to direct the Trustee to return any of the Trust assets to such Participating Employer before all payments of Benefits have been made to all Trust Beneficiaries of such Participating Employer as herein provided. Upon the written request of a Participating Employer made prior to the date on which the Trust becomes irrevocable, the Trustee shall return to the Participating Employer any Trust assets in accounts for Executives then employed by the Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, in excess of One Hundred Dollars ($100) as may be specified in such request by such Participating Employer. From time to time, but in no event before the third anniversary of the date on which the Trust has become irrevocable, if and when requested by Ameritrust to do so, the Trustee shall engage the services of The Wyatt Company, or such other independent actuary as may be mutually satisfactory to Ameritrust and to the Trustee, to determine the maximum actuarial present values of the future Benefits that could become payable by each Participating Employer under the Agreements and the Plans with respect to the Trust Beneficiaries. The Trustee shall determine the fair market values of the Trust assets allocated to the account of each Executive pursuant to Section 7(b) hereof. Ameritrust shall pay the fees of such independent actuary and of any appraiser engaged by the Trustee to value any property held in the Trust. The independent actuary shall make its


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calculations based upon the assumptions set forth in Exhibit C hereto, or such other assumptions as are recommended by such actuary and approved by Ameritrust and, if the Trust is irrevocable, by two-thirds of the Executive Participants, as hereafter defined (subject to the provisions of Sections 10(b)(i) and (b)(ii) hereof). For purposes of this Trust Agreement, (a) "Executive Participants" shall mean the individuals listed on Exhibit A-2 hereto; (b) the "Fully Funded" amount with respect to the account of an Executive maintained pursuant to Section 7(b) hereof shall be equal to the "Threshold Percentage," as defined below, multiplied by the maximum" actuarial present value of the future Benefits that could become payable under the Agreement and the Plans with respect to the Trust Beneficiaries of such Executive, (c) the "Account Excess" with respect to such account shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to an Executive's account over the respective Fully Funded amount, and (d) the "Aggregate Account Excess" with respect to a Participating Employer shall be equal to the excess, if any, of the aggregate account balances of Executives then employed by the Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, over their aggregate Fully Funded amounts. Unless otherwise provided, the Threshold Percentage shall be equal to 125%. The Trustee shall allocate any Account Excess in accordance with Section 7(b) hereof. Thereafter, upon the


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request of Ameritrust, the Trustee shall pay to the Participating Employer its
Aggregate Account Excess; provided, however, that if such payment would leave the Trustee with insufficient liquid assets to pay all premiums due and to become due on any life insurance policies held in the Trust, the Trustee shall retain sufficient liquid assets to pay such premiums.

 5. INVESTMENT OF TRUST FUND: Prior to the date on which the Trust becomes irrevocable, the Trustee shall invest and reinvest the assets of the Trust as Ameritrust or its designee shall prescribe from time to time. Thereafter, or in the absence of such instructions from Ameritrust, the Trustee shall have sole power to invest the assets of the Trust; provided, however, that except as provided in Section 8(j) hereof, the Trustee shall retain any insurance policies in the Trust. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust and any actuarial assumptions that may be communicated to it from time to time in accordance with the provisions of this Trust Agreement. The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of income due to the liquidation of any


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investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust Agreement. The Trustee shall have the right to invest assets of the Trust as the Trustee may deem proper and suitable in non-interest bearing deposit accounts (including any such accounts offered or maintained by the Trustee or any successor or affiliated corporation).

 6. INCOME OF THE TRUST: Except as provided in Section 3 hereof, during the continuance of this Trust all net income (or loss) of the Trust shall be allocated quarterly among the Trust Beneficiaries' separate accounts in accordance with Section 7(b) hereof. Net income (or loss) of the Trust shall be determined by taking into account (i) receipt of interest and dividends, (ii) any increase or decrease in the value of the Trust assets attributable to market appreciation or depreciation and (iii) any increase in the cash surrender value of any life insurance policy held in the Trust other than the portion of such increase attributable to the payment of the premiums due thereon.

 7. ACCOUNTING BY TRUSTEE: (a) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by Ameritrust and the Trustee, and shall render to each Participating Employer, within 60 days following the close of each calendar year following the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination,


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removal or resignation as the case may be).  The Trustee shall furnish to each
Participating Employer on a monthly basis and in a timely manner such information regarding the Trust as each Participating Employer shall require for purposes of preparing its statements of financial condition. The Trustee shall at all times maintain a separate bookkeeping account for each Participating Employer and for each Executive as prescribed by Section 7(b) hereof. Upon the written request of an Executive or Ameritrust, the Trustee shall deliver to such Executive or Ameritrust, as the case may be, a written report setting forth the amount held in the Trust for such Executive (or each Executive if such request is made by Ameritrust) and a record of the deposits made with respect thereto by each Participating Employer. Unless Ameritrust or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, Ameritrust or the Executive shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which each Participating Employer and the Executive were parties.


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  (b)  The Trustee shall maintain a separate account (i) for each Participating
Employer (a "Participating Employer Account") and (ii) within such
Participating Employer Account, a separate account for each Executive who performs services for such Participating Employer and from whom such Executive is entitled to Benefits (an "Executive's account"). Each asset of the Trust shall be allocated to the account of a Participating Employer. Executive accounts within a Participating Employer Account shall reflect undivided portions of each asset in such Account. The Trustee shall credit or debit each Executive's account as appropriate to reflect such Executive's allocable portion of the Trust assets allocated to each Participating Employer Account, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement. Except as otherwise provided in this Section 7(b), the Trustee shall allocate the income (or loss) of the Trust with respect to each Participating Employer Account, and within such Account, to the separate Executive accounts maintained thereunder in proportion to the balances of the separate accounts of the Executives. All deposits of principal pursuant to Sections 1(a) and 1(d) shall be allocated and reallocated as directed by the Participating Employer making such deposit until such time as the Trust has become irrevocable; thereafter, deposits of principal may be allocated, but not reallocated, by a Participating Employer. The net proceeds of any life insurance policies held in the Trust in excess of the cash surrender values thereof shall be treated and allocated as income for purposes of this Section



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7(b).  Any increase in the cash surrender value of any such policies attributable solely to the payment by a Participating Employer of premiums due thereon pursuant to Section 8(j) hereof shall be treated as a deposit of principal that may be allocated by such Participating Employer for purposes of this Section 7(b).

  For purposes of this Trust Agreement

         (a) "Accumulated Benefit" for a Trust Beneficiary shall mean the Benefits to which such Trust Beneficiary may become entitled as of each March 31 with respect to service by an Executive to such date;

         (b) "Projected Benefit" for a Trust Beneficiary shall mean the Benefits to which such Trust Beneficiary may become entitled projected as of the date three years after the date for determination of the Accumulated Benefit with respect to projected service by an Executive to such date, which Projected Benefit shall include the Accumulated Benefit;

         (c) the "Projected Benefit Account Excess" with respect to an Executive account maintained pursuant to this Section 7(b) shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to such Executive's account over the respective Projected Benefit; and


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         (d)  the "Aggregate Projected Benefit Account Excess" with respect to a Participating Employer shall be equal to the excess, if any, of the aggregate account balances of Executives then employed by the Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, over their aggregate Projected Benefits.

If any deposit of principal is not allocated by the Participating Employer such amount shall be allocated by the Trustee as if it were a Projected Benefit Account Excess with respect to Executives then employed by such Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, in accordance with this Section 7(b). The Trustee shall determine annually the amount of all Projected Benefit Account Excesses. The Trustee shall allocate the Aggregate Projected Benefit Account Excess of a Participating Employer to any accounts of Executives then employed by such Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, that do not have a Projected Benefit Account Excess, in proportion to the differences between the respective Projected Benefit amount and account balance, insofar as


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possible until all accounts are not less than the Projected Benefit for such
Executive. Any then remaining Aggregate Projected Benefit Account Excess of a Participating Employer allocated to all the accounts of Executives then employed by such Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, in proportion to the respective Projected Benefit amounts.

  (c) Nothing in this Section 7 shall preclude the commingling of Trust assets for investment.

 8. RESPONSIBILITY OF TRUSTEE: (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against Trustee.

  (b) If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree,



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and it shall not be liable to any Participating Employer or any Executive by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

  (c) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by any Participating Employer, or any Executive, contemplated by and complying with the terms of this Trust Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interests of the Executives and for the exclusive purpose of assuring that, to the extent of available Trust assets and in accordance with the terms of this Trust Agreement, all payments of Benefits are made when due to the Executives.

  (d) The Trustee may consult with legal counsel (who may be counsel for any Participating Employer) to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

  (e) The Trustee shall be reimbursed jointly and severally by Ameritrust and each Participant Subsidiary for its reasonable expenses incurred in connection with the performance of its duties hereunder (including, but not limited to the fees and expenses of counsel incurred pursuant to Section 8(d) or 8(f) hereof) and shall be paid reasonable fees for the



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performance of such duties in the manner provided by Section
8(f) hereof.

  (f) Ameritrust and each Participating Subsidiary agrees jointly and severally to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement unless it be first indemnified by Ameritrust or a Participating Subsidiary against its prospective costs, expenses and liabilities (including without limitation attorneys' fees and expenses) relating thereto, and Ameritrust and each Participating Subsidiary hereby jointly and severally to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under Section 8(e) hereof or this Section 8(f) shall be paid by Ameritrust or a Participating Subsidiary promptly upon demand therefor by the Trustee or, in the event that Ameritrust or a Participating Subsidiary fails to make such payment, from the Trust assets, pro rata with respect to account balances. In the event that payment is made hereunder to the Trustee from the Trust assets, the Trustee shall promptly notify Ameritrust in writing of the amount of such payment. Ameritrust agrees that, upon receipt of such notice, it will, jointly and severally, deliver or cause to be delivered to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 8(e) hereof or this Section 8(f). The failure of Ameritrust to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 8(e) hereof or this Section 8(f).

  (g) The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.

  (h) The Trustee may hold securities in bearer form and may register securities and other property held in the trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the trust fund.

  (i) The Trustee may hire agents, accountants, actuaries, and financial consultants, who may be agent, accountant, actuary, or financial consultant, as the case may be, for Ameritrust or with respect to any Plan.

  (j) (i) The Trustee is empowered to take all actions necessary or advisable in order to collect any life insurance, annuity, or other benefits or payments of which the Trustee is the designated beneficiary. The Trustee shall maintain in force all life insurance policies held in the Trust (A) by requesting that the Participating Employers pay directly all premiums and other charges due thereon in a timely manner, and (B) by paying all such premiums and charges that are not so paid by the Participating Employers. To the extent the Trustee has cash or its equivalent readily available for such purpose or policy loans and/or dividends are available, the Trustee shall pay premiums due with such cash or its equivalent or policy loans and/or dividends, as the Trustee may deem best. If the Trustee does not have sufficient cash or its equivalent readily available and policy loans and dividends are not available, then the Trustee (C) shall first liquidate other assets held by it in the Trust to generate the necessary cash for the payment of such premiums and charges and for the payment of Benefits, and then (D) shall surrender and liquidate policies in an Executive's account as necessary to pay Benefits to the Trust Beneficiaries with respect to such account.

   (ii) The Trustee shall be named sole owner and beneficiary of each life insurance policy held in the Trust and shall have full authority and power to exercise all rights of ownership relating to the policy, (x) except that the Trustee shall have no power, other than in accordance with Sections 1(b), 4, and 11 hereof, to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy or, except as provided in the immediately preceding sentence, to surrender any policy or allow any policy to lapse at any time when there are other assets in the Trust that can be disposed of or otherwise used to generate any cash necessary to maintain the policy or for the payment of Benefits, and (y) except to the extent necessary to give effect to the provisions of any split-dollar life insurance arrangement. The Trustee shall have the power, with the consent of Ameritrust, to exchange that portion, if any, of the life insurance coverage on any Executive that is in excess of the amount of such coverage necessary to provide sufficient proceeds to pay the corresponding amount of Benefits, for additional life insurance coverage on other Executives. The Trustee shall also have the power to acquire additional life insurance coverage on Executives through application for new life insurance.

  (k) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

  (l) Notwithstanding any other provision of this Trust Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts, which accounting may be made, at the option of the Trustee, either (i) by a judicial settlement in a court of competent jurisdiction, or (ii) by agreement of settlement, release and indemnity from the Participating Employers to the Trustee.

 9. AMENDMENTS, ETC. TO EXHIBITS, AGREEMENT AND PLANS; COOPERATION OF PARTICIPATING EMPLOYERS: (a) Prior to the date on which the Trust becomes irrevocable, the provisions of this Section 9(a) shall apply.

  (i) Ameritrust shall furnish the Trustee with any amendments, restatements or other changes in the Agreements and the Plans, and Ameritrust shall prescribe or amend, as the case may be, Exhibit B hereto to reflect any such amendment, restatement, or other change, or any changes in the compensation of the Executives, or otherwise. Exhibit B shall prescribe, among other things, the amounts and timing (i) of Benefits to which each Trust Beneficiary may become entitled as of each March 31 for service to such date (the "Accumulated Benefit") and (ii) Benefits to which each Trust Beneficiary may become entitled projected as of the date three years after the date in (i) (the "Projected Benefit"). The Projected Benefit shall be inclusive of the Accumulated Benefit.

  (ii) At such time as may in the judgment of Ameritrust be appropriate, Ameritrust shall furnish to the Trustee any amendment to Exhibits A-1 or A-2 and any corresponding amendment to Exhibit B required as a result of such amendment to Exhibits A-1 or A-2.

     (b) On or after the date on which the Trust becomes irrevocable, the provisions of this Section 9(b) shall apply.

  (i) Not later than forty-five (45) calendar days after the end of each calendar year and at such other time as may in the judgment of Ameritrust be appropriate in view of a change in circumstances, Ameritrust and each Executive (or his personal representative (including his guardian, executor or administrator) (hereafter, his "Successor") shall agree upon and furnish any amendment to Exhibit B hereto as shall be required to reflect:

   (A) any required change in the amounts of Benefits (including Accumulated Benefits and Projected Benefits) as a result of any change in such Executive's compensation during the prior calendar year, or

   (B) any amendment, restatement or other change in or to the Plans which agreements to amendments to such Exhibit B shall be furnished to the Trustee by Ameritrust or the Executives (or their Successors) and thereafter be deemed to be a part of, and to amend to the extent thereof, this Trust Agreement; provided, however, that in the event of the failure of Ameritrust and the Executive (or Successor) to reach such agreement, the provisions of Section 9(b)(ii) hereof shall control.

  (ii) Ameritrust has previously furnished the Trustee complete and correct copies of the Agreements and the Plans, and Ameritrust shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to any of the Agreements or the Plans. Ameritrust shall, and any Trust Beneficiary may, also furnish the Trustee, upon the Trustee's request, such evidence of changes in compensation of the Executives as the Trustee shall deem necessary for its determination under this Section 9(b)(ii). Upon written notification to the Trustee by Ameritrust or any Executive (or Successor) of the failure of Ameritrust or any Executive (or Successor) to agree as provided in Section 9(b)(i), the Trustee shall, to the extent necessary in the sole judgment of the Trustee,

   (A) recompute the amount payable hereunder as set forth in Exhibit B hereto to any Trust Beneficiary; and

   (B) notify Ameritrust and the Executive (or Successor) in writing of its computations. Thereafter, this Trust Agreement and all Exhibits thereto shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of Ameritrust to furnish any such amendment, restatement, successor or compensation information shall in no way diminish the rights of any Trust Beneficiary hereunder or thereunder.

  (iii)  Any amendment to Exhibit A-1 must be

   (A) agreed to by two-thirds of the Executive Participants, subject to the provisions of Sections 10(b)(i) and (b)(ii) hereof, and

   (B) in the case of an amendment that adds a new Executive as a Trust Beneficiary, accompanied by the deposit into the Trust by a Participating Employer on or before the effective date on which the new Executive would become a Trust Beneficiary, an amount certified by The Wyatt Company, or such other actuary acceptable to Ameritrust and two-thirds of the Executive Participants (as determined prior to the effective date of the amendment and subject to Sections 10(b)(i) and (b)(ii) hereof) as sufficient to pay such new Executive's Benefits hereunder (with such sufficiency determined on the same actuarial basis as that used to determine sufficiency with respect to the Benefits as in effect hereunder immediately prior to the addition of such new Executive).

 (C) Notwithstanding the foregoing provisions of this Section 9, any amendment, restatement, successor or other change in an Agreement or a Plan that would materially increase the responsibilities or liabilities of the Trustee or materially change its duties shall also require the consent of the Trustee, which consent shall not be unreasonably withheld.

10. REPLACEMENT OF THE TRUSTEE: (a) The Trustee shall continue to serve until its successor accepts the Trust and receives delivery of the Trust assets. The Trustee may resign and be discharged from its duties hereunder after providing not less than ninety (90) days' notice in writing to Ameritrust and the Executive Participants. Prior to the date on which the Trust becomes irrevocable, the Trustee may be removed at any time upon notice in writing by Ameritrust. On or after such date, such removal shall also require the agreement of two thirds of the Executive Participants. Prior to the date on which the Trust becomes irrevocable, a replacement or successor trustee shall be appointed by Ameritrust. On or after such date, such appointment shall also require the agreement of two thirds of the Executive Participants. No such removal or resignation shall be effective until the acceptance of the Trust by a successor trustee designated in accordance with this Section 10. If the Trustee should resign, and within forty-five (45) days of the notice of such resignation Ameritrust and, if required, two thirds of the Executive Participants, shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor trustee, which shall be such bank or trust company (A) that the court in its discretion considers an appropriate trustee for the Trust, having due regard for the objectives, magnitude and expected duration of the Trust; (B) (x) whose trust assets under investment would place it among the 100 largest trust companies in the United States, or (y) which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $100 million; and (C) that is independent and not subject to the control of either Ameritrust or the Executives. The court in its discretion may transfer jurisdiction of the Trust to the jurisdiction in which the successor trustee has its principal place of business. The preceding determinations shall be made as of the time of appointment of the successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who shall thereafter for all purposes of this

Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with Ameritrust and, after the Trust becomes irrevocable, the Executives, a written statement or statements of accounts and proceedings as provided in Section 7(a) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 7(a) hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

  (b)  For purposes of the removal or appointment of a Trustee under this
Section 10, (i) if any Executive Participant shall be deceased or adjudged incompetent, such Executive Participant's Successor (or if no Successor, his Trust Beneficiaries) shall participate in such Executive Participant's stead, and (ii) no Successor or Trust Beneficiary shall participate if all payments of Benefits have been made with respect to such Executive Participant (including his Trust Beneficiaries).

 11. AMENDMENT OR TERMINATION: (a) This Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee, Ameritrust and, after the Trust has become irrevocable, two thirds of the Executive Participants; provided, however, that no amendment shall have the effect of (i) making the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof; or (ii) altering Section 8(j) (ii) or 11(b) hereof. Notwithstanding the previous sentence, (x) amendments contemplated by Section 9 hereof shall be made as therein provided, and (y) the approval by Ameritrust or by two thirds of the Executive Participants shall not be required for any amendment necessary in order to obtain a favorable private letter ruling from the Internal Revenue Service regarding the effect of the Trust on the taxation of the Participating Employers or the Trust Beneficiaries.

  (b) After the Trust has become irrevocable, the Trust shall not terminate until the date on which the Trust no longer contains any assets, or, if earlier, the date on which each Trust Beneficiary is entitled to no further payments hereunder.

    (i) Notwithstanding any other provision of this Trust Agreement, if the payments under an Agreement or Plan with respect to an Executive subject of litigation, or arbitration, and if the balance of such Executive's separate account maintained pursuant to Section 7(b) is greater than zero, the Trust shall not terminate and the funds held in the Trust with respect to such Executive shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that no Agreement or Plan is the subject of such litigation or arbitration unless the Trustee receives written notice from any Executive or Ameritrust with respect to such litigation or arbitration. The Trustee may rely upon written notice from an Executive as to the final resolution of such litigation or arbitration. Following such final resolution, the Trust shall terminate with respect to each Executive described in this Section 11(b)(i) upon the earlier of either of the following events: (x) the exhaustion of the Trust assets held by the Trustee with respect to such Executive; or (y) the final payment of all amounts payable to the Executive pursuant to the Plans, as certified to the Trustee by such Executive.

  (c) Upon termination of the Trust as provided in Section 11(b) hereof, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, shall be returned to Ameritrust or as it directs.

 12. SPECIAL DISTRIBUTION: (a) It is intended that (i) the creation of, transfer of assets to, and irrevocability of, the Trust will not cause any of the Agreements or the Plans to be other than "unfunded" for purposes of Title I of ERISA; (ii) transfers of assets to the Trust or the Trust becoming irrevocable will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers or irrevocability cause a currently taxabable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includable as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributable or made available to such Trust Beneficiary by the Trustee.

 (b) Notwithstanding anything to the contrary contained in this Agreement, if, based upon a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Trust Beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Trust Beneficiary, the Trustee determines that amounts are includible as compensation in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would, but for this Section 12, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then (i) the assets held in trust shall be allocated in accordance with Section 7(b) hereof, and (ii) subject to the last sentence of Section 2(b) hereof, the Trustee shall promptly make a distribution to each affected Trust Beneficiary which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto which are attributable to amounts that are so includible in the income of such Trust Beneficiary.

 13. PARTICIPATING SUBSIDIARY DEPOSIT AGREEMENT: (a) Upon execution of a Deposit Agreement in the form of Exhibit D hereto, a Subsidiary may at any time or from time to time make deposits of cash or other property in the Trust pursuant to Section 1(d) hereof. Such Deposit Agreement shall provide, among other things, for the designation of Ameritrust as agent and attorney for the Participating Subsidiary for all purposes under this Trust Agreement, including consenting to any amendments hereto, consenting to any Trustee accounts and consenting to anything requiring the approval or consent of a Participating Employer hereunder.

  (b) Ameritrust is the sponsoring grantor for the Trust Agreement. It reserves to itself, and each Subsidiary by execution of a Deposit Agreement delegates to Ameritrust, the power to amend or terminate the Trust Agreement in accordance with its terms.

 14. GENERAL PROVISIONS: (a) Ameritrust and each Participating Subsidiary shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

  (b) Each Exhibit referred to in this Trust Agreement shall become a part hereof and is expressly incorporated herein by reference.

  (c) This Trust Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

  (d) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

  (e) In the event that any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the maximum extent permitted by law.

  (f) The headings contained in this Trust Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Trust Agreement.

  (g) No right or interest under this Trust Agreement of a Trust Beneficiary (or any person claiming through or under any of them) other than the surviving spouse of any Executive shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Trust Beneficiary. If any Trust Beneficiary (other than the surviving spouse of any deceased Executive) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his Benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event happening at any time such Benefits would devolve upon anyone else or would not be enjoyed by him, then the Trustee, in its discretion, may terminate his interest in any such Benefit to the extent the Trustee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Trust's records and making reasonable efforts to deliver a copy to the Trust Beneficiary (the "Terminated Beneficiary") whose interest is adversely affected.

 As long as the Terminated Beneficiary is alive, any benefits affected by the termination shall be retained by the Trustee and, in the Trustee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Beneficiary, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Trustee shall deem proper. Upon the death of the Terminated Beneficiary, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plans that would apply if he died prior to the time that all Benefits to which he was entitled were paid to him; provided, however, that if such provisions provide for distribution to the Terminated Beneficiary's estate or to his creditors and if the Terminated Beneficiary shall have descendants, including adopted children, then living, distribution shall be made to the Terminated Beneficiary's then living descendants, including adopted children, PER STIRPES.

  (h) Any dispute between the Executives and Ameritrust or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder may, at the election of any party to such dispute (or, if more than one Executive is such a party, at the election of two-thirds of such Executives), be determined by binding arbitration within the greater Cleveland metropolitan area in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 8(f) hereof.

  (i) Each Executive (and, where applicable, each Successor) is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

  (j) Each action taken by Ameritrust hereunder shall, unless otherwise designated in such action by Ameritrust or unless the context or this Trust Agreement requires otherwise, be deemed to be an action of Ameritrust on behalf of each Participating Subsidiary pursuant to the authority granted to Ameritrust by such Participating Subsidiary in the Deposit Agreement.

 15. NOTICES; IDENTIFICATION OF CERTAIN TRUST BENEFICIARIES: (a) All notices, reguests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when received:

                  If to the Trustee, to:

                  Wachovia Bank and Trust Company, N.A.
                  301 North Main Street
                  Winston-Salem, N.C.  27150

                  Attention:  Trust Department

                  If to Ameritrust, to:

                  Ameritrust Corporation
                  900 Euclid Avenue
                  Cleveland, Ohio  44115

                  Attention:  Secretary

                  If to the Trust Beneficiaries, to the addresses listed on Exhibits A-1 and A-2 hereto provided, however, that if any party or any Trust Beneficiary or his, her or its successors shall have designated a different address by written notice to the other parties, then to the last address so designated.

  (b) Ameritrust shall provide the Trustee with the names of the beneficiary or beneficiaries designated by deceased

Executives under the Plans (and who are, therefore, Trust Beneficiaries hereunder).

  IN WITNESS WHEREOF, each of Ameritrust and the Trustee has caused counterparts of this Trust Agreement to be executed on its behalf on November 3, 1988.

                                     AMERITRUST CORPORATION


                                     By: /s/ E. William Haffke, Jr.
                                        -----------------------------
                                        Its: Executive Vice President
                                            -------------------------

                                     WACHOVIA BANK AND TRUST COMPANY, N.A.


                                     By /s/ Thomas R. McAllister
                                        -----------------------------
/s/ Charles Haskins                     Its: Senior Vice President
                                            -------------------------
ASSISTANT SECRETARY